UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Regency Centers Corporation

(Exact name of registrant as specified in its charter)

Florida	59-3191743
(State of incorporation or organization)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:    Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:    None

EXPLANATORY NOTE

Regency Centers Corporation (the “Company”) is filing this Form 8-A in connection with the transfer of its listing of its common stock, $0.01 par value per share (“Common Stock”), from the New York Stock Exchange to the NASDAQ Global Select Market of The NASDAQ Stock Market LLC, effective as of the close of business Monday, November 12, 2018.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock of the Company is contained in the Company’s Registration Statement on Form S-3ASR (Registration No. 333-217081), as originally filed with the Securities and Exchange Commission on March 31, 2017, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Securities Act Registration Statement”). The description of the Common Stock contained in the Securities Act Registration Statement is incorporated herein by reference.

Item 2.	Exhibits.

Because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities being registered by this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, no exhibits are required to be filed with this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

REGENCY CENTERS CORPORATION

By:	/s/ Barbara C. Johnston
Barbara C. Johnston
Senior Vice President and General Counsel

Date: November 12, 2018